UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 22, 2012

Date of Report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0001-34885	55-0856121
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Issuance of Common Stock

On February 23, 2012, Amyris, Inc. (the “Company”) completed the closing of a private placement of its common stock (the “Private Placement”) for proceeds of US $58,726,678.50 pursuant to the Securities Purchase Agreement, dated February 22, 2012 (the “Private Placement Agreement”), among the Company and certain investors listed therein. The Company sold 10,160,325 shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”) in the Private Placement. The investors included existing Amyris investors, Maxwell (Mauritius) Pte Ltd (“Temasek”); Total Gas & Power USA, SAS; and Naxyris SA (an affiliate of NAXOS Capital Partners), and new investors, Biolding Investment SA (a company owned by HH Sheikh Abdullah bin Khalifa Al-Thani of Qatar); Foris Ventures, LLC (an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder); and Sualk Capital Ltd (an entity affiliated with director Fernando Reinach) (collectively, the “Equity Purchasers”). The per share purchase and sale price for the shares of Common Stock purchased in the Private Placement was $5.78, based on the $5.77 consolidated closing bid price for the Common Stock on NASDAQ on February 22, 2012, the day that the Company and the investors entered into the purchase agreement for the transaction, plus $0.01.

In connection with the Private Placement, the Company entered into an Agreement, dated February 23, 2012 (the “Agreement”), among the Company and Temasek, Naxyris SA, Biolding Investment SA and Sualk Capital Ltd. The Agreement included a commitment on the part of Biolding Investment SA to purchase additional shares of Common Stock for an additional $15 million upon satisfaction by the Company of criteria associated with the commissioning of the Company’s Paraíso Bioenergia SA production plant in Brazil by March 2013. Additionally, the Agreement granted (i) to each of Biolding Investment SA, Naxyris SA and Temasek the right to designate a director to serve on the Company’s board of directors and (ii) to each of Biolding Investment SA, Naxyris SA, Temasek and Sualk Capital Ltd certain rights to invest in existing and future joint ventures established by the Company and a right of first investment in certain future transactions involving the sale of the Company’s securities or other capital raising efforts by the Company.

In connection with the Private Placement, the Company also entered into Amendment No. 1 to Amended and Restated Investors’ Rights Agreement (“Rights Agreement Amendment” and the underlying agreement, as amended, the “Rights Agreement”) dated February 23, 2012. Under the Rights Agreement, certain holders of the Company’s outstanding securities can request the filing of a registration statement under the Securities Act of 1933, as amended (the “Act”), covering the shares of Common Stock held by (or issued upon conversion of other Company securities held by) the requesting holders. Further, under the Rights Agreement, if the Company registers securities for public sale, the Company stockholders with registration rights under the Rights Agreement have the right to include their shares of Common Stock in the registration statement. Additionally, holders of the Company’s outstanding securities with registration rights under the Rights Agreement can request that the Company register all or a portion of their Common Stock on Form S-3 if the Company is eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $2,000,000. The Rights Agreement Amendment extended such rights under the Rights Agreement to the Equity Purchasers who were not already party to the Rights Agreement and extended the term of the Rights Agreement to February 23, 2017.

Issuance of Convertible Notes

On February 27, 2012, the Company completed the closing of a sale of senior unsecured convertible promissory notes (the “Note Offering”) for net proceeds of US $25,000,000 pursuant to the Securities Purchase Agreement, dated February 24, 2012 (the “Note Agreement”), between the Company and certain investment funds affiliated with Fidelity Investments Institutional Services Company, Inc. listed therein (the “Note Purchasers”). The Note Offering consisted of the sale of 3% senior unsecured convertible promissory notes (the “Notes”) with a March 1, 2017 maturity date and a conversion price equal to $7.0682 per share of Common Stock, which represents an 18% premium over the consolidated closing bid price of Common Stock on NASDAQ on February 24, 2012, the day the parties entered into the Note Agreement. As of the closing of the Note Offering, the Notes were convertible into an aggregate of up to 3,536,968 shares of Common Stock. The conversion price of the Notes is subject to adjustment for proportional adjustments to outstanding common stock and under anti-dilution provisions in case of certain dividends and distributions. The Note Purchasers have a right to require repayment of 101% of the principal amount of the Notes in the event of a change of control of the Company and the notes provide for payment of unpaid interest on conversion following such a change of control if the note holders do not require such repayment. The Note Agreement and Notes include covenants regarding payment of interest, maintenance of the Company’s listing status, limitations on debt, maintenance of corporate existence, and filing of SEC reports. The Notes include standard events of default resulting in acceleration of indebtedness, including failure to pay, bankruptcy and insolvency, cross-defaults, and breaches of the covenants in the Note Agreement and Notes, with default interest rates and associated cure periods applicable to the covenant regarding SEC reporting.

In connection with the Note Offering, the Company entered into the Registration Rights Agreement, dated February 27, 2012 (“Registration Rights Agreement”), with the Note Purchasers. Under the Registration Rights Agreement, the Company is obligated to file a registration statement on Form S-3 with the SEC registering the resale of all of the shares of Common Stock issuable upon conversion of the Notes within 20 days following the closing of the Notes Offering. In addition, the Company is obligated to have the registration statement declared effective by the SEC by the date that is 90 days after the closing of the Notes Offering (or, in the event the SEC reviews and has comments on the registration statement, the 120th calendar day following the closing of the Notes Offering). In the event registration is delayed or is not declared effective within the foregoing time frames, the Company is required to make certain monthly payments to the Equity Purchasers.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the shares of Common Stock in the Private Placement and the sale and issuance of the Notes as disclosed in Item 1.01 of this Current Report on Form 8-K have been determined to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: February 28, 2012	By:	/s/ Tamara Tompkins
Tamara Tompkins EVP and General Counsel